UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2021

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, Cross Country Healthcare, Inc. (the “Company”) appointed Susan E. Ball, the Company’s Executive Vice President, General Counsel and Corporate Secretary, to the role of Chief Administrative Officer of the Company.

The Company has entered into a revised offer letter with Ms. Ball setting forth the terms of her employment and compensation, which generally will remain unchanged, other than with respect to (i) an increase in Ms. Ball’s base salary from $420,000 to $430,000 and (ii) the addition of a severance benefit. If Ms. Ball’s employment is terminated by the Company without cause or if Ms. Ball terminates her employment for good reason, she will be entitled to a severance payment equal to the sum of (i) any earned, but unpaid base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the termination date, (iii) any accrued, but unused vacation and sick time in accordance with the Company’s policy, (iv) all other compensation under any applicable arrangement or benefit, equity, or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans, and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for the twelve-month period following the date of termination, subject to Ms. Ball’s execution and delivery of an irrevocable release of claims against the Company and related parties. Additionally, if Ms. Ball is or becomes eligible to severance benefits under the Company’s Executive Severance Plan, as amended and restated as of May 28, 2010 (as thereafter amended or replaced, the “Executive Severance Plan”), she will cease to be eligible for such severance payment and the Company’s sole obligation with respect to a termination of Ms. Ball’s employment will be the amounts and benefits provided for and in accordance with the terms and conditions of the Executive Severance Plan.

Disclosure of Ms. Ball’s current compensation arrangements other than the above-described base salary increase and severance benefit, together with the information required pursuant to Items 401(b) and (e) of Regulation S-K, may be found in the “Compensation Discussion and Analysis” and “Executive Officers” sections of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2020, which information is incorporated herein by reference.

The foregoing description of the revised offer letter does not purport to be complete and is qualified in its entirety by reference to the revised offer letter, which the Company will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: February 22, 2021	By:	/s/ William J. Burns
William J. Burns
Executive Vice President and Chief Financial Officer